                                                                    EXHIBIT  3.5




                                AMENDED BY-LAWS

                                       OF

                          AMERICAN REALTY TRUST, INC.




                               December 11, 1991

                                AMENDED BY-LAWS
                                       OF
                          AMERICAN REALTY TRUST, INC.

                               TABLE OF CONTENTS

                                                          Page
ARTICLE ONE - OFFICES

     Section 1.1    Registered Office and Agent              1
     Section 1.2    Other Offices                            1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

     Section 2.1    Place of Meetings                        1
     Section 2.2    Annual Meetings                          1
     Section 2.3    Special Meetings                         1
     Section 2.4    Notice of Meetings                       1
     Section 2.5    Quorum                                   2
     Section 2.6    Voting of Shares                         2
     Section 2.7    Vote Required                            2
     Section 2.8    Proxies                                  2
     Section 2.9    Presiding Officer                        3
     Section 2.10   Adjournments                             3
     Section 2.11   Action of Shareholders                   3
                         Without a Meeting

ARTICLE THREE - THE BOARD OF DIRECTORS

     Section 3.1    General Powers                           3
     Section 3.2    Number, Election and Term of Office      4
     Section 3.3    Removal                                  4
     Section 3.4    Vacancies                                4
     Section 3.5    Compensation                      -      4
     Section 3.6    Committees of the Board of Directors     4
     Section 3.7    Classes of Directors                     5

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1    Regular Meetings                         5
     Section 4.2    Special Meetings                         5
     Section 4.3    Place of Meetings                        5
     Section 4.4    Notice of Meetings                       5
     Section 4.5    Quorum                                   5
     Section 4.6    Vote Required for Action                 6
     Section 4.7    Participation by Conference Telephone    6

     Section 4.8    Action by Directors Without a Meeting     6
     Section 4.9    Adjournments                              6

ARTICLE FIVE - NOTICE AND WAIVER

     Section 5.1    Procedure                                 6
     Section 5.2    Waiver                                    7

ARTICLE SIX - OFFICERS

     Section 6.1    Offices                                   7
     Section 6.2    Election and Term                         7
     Section 6.3    Compensation                              7
     Section 6.4    Removal                                   7
     Section 6.5    Chairman of the Board                     8
     Section 6.6    President                                 8
     Section 6.7    Vice Presidents                           8
     Section 6.8    Secretary                                 8
     Section 6.9    Treasurer                                 8
     Section 6.10   Assistant Secretaries and Assistant
                            Treasurers                        8
     Section 6.11   Bonds                                     9
     Section 6.12   Reimbursement by Officers                 9

ARTICLE SEVEN - DIVIDENDS                                     9

ARTICLE EIGHT - SHARES

     Section 8.1    Authorization and Issuance of Shares       9
     Section 8.2    Share Certificates                        10
     Section 8.3    Rights of Corporation with Respect to
                            Register Transfer                 10
     Section 8.4    Transfers of Shares                       10
     Section 8.5    Duty of Corporation to Register
                            Transfer                          10
     Section 8.6    Lost, Stolen or Destroyed Certificates    11
     Section 8.7    Fixing of Record Date                     11
     Section 8.8    Record Date if None Fixed                 11

ARTICLE NINE - RELATED PARTY TRANSACTIONS

     Section 9.1    Interested Directors and Officers         12

ARTICLE TEN - INDEMNIFICATION

     Section 10.1   Indemnification of Directors              12

     Section 10.2   Indemnification of Officers and
                            Others                            13
     Section 10.3   Subsidiaries and Other
                            Organizations                     13
     Section 10.4   Determination                             14
     Section 10.5   Advances                                  14
     Section 10.6   Non-Exclusivity                           15
     Section 10.7   Insurance                                 15
     Section 10.8   Notice                                    15
     Section 10.9   Security                                  15
     Section 10.10  Amendment                                 16
     Section 10.11  Agreements                                16
     Section 10.12  Continuing Benefits                       16
     Section 10.13  Successors                                16
     Section 10.14  Severability                              17
     Section 10.15  Additional Indemnification                17

ARTICLE ELEVEN - MISCELLANEOUS

     Section 11.1   Inspection of Books and Records           17
     Section 11.2   Fiscal Year                               17
     Section 11.3   Seal                                      17

ARTICLE TWELVE - AMENDMENTS

     Section 12.1   Power to Amend by-laws                    17
     Section 12.2   Vote Required                             18

                                AMENDED BY-LAWS
                                       OF
                          AMERICAN REALTY TRUST, INC.



                                  ARTICLE ONE

                                    Offices

         1.1 Registered Office and Agent. The Corporation will maintain a registered office and will have a registered agent whose business office is identical with such registered office.

         1.2 Other Offices. In addition to its registered office, the Corporation may have offices at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the Corporation may require or make desirable.

                                  ARTICLE TWO

                             Shareholders' Meetings

         2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof, or if no place is so specified, at the registered office of the Corporation.

         2.2 Annual Meetings. The annual meeting of the shareholders will be held on a date and at a time following the end of the corporation's fiscal year as may be determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come-before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

         2.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors; and shall be called by the Corporation upon the written request of the holders of twenty-five per cent (25%) or more of all the shares of capital stock of the Corporation entitled to vote in an election of directors.

         2.4 Notice of Meetings. Unless waived as provided in Section 5.2,





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a written or printed notice of each shareholders' meeting stating the place, date and time of the meeting will be- delivered either personally or by mail to each shareholder of record entitled to vote at such meeting, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting, not less than ten (10) days nor more than fifty (50) days before the meeting date. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting. In the case of a special meeting, the notice of meeting will state the purpose or purposes for which the meeting is called.

         2.5 Quorum. At all meetings of the shareholders the holders of more than one-half of the shares outstanding and entitled to vote, present in person
or by proxy, will constitute a quorum.         The shareholders at a meeting at
which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.6 Voting of Shares. A holder of common stock will be entitled to one vote for each share held on each matter submitted to a vote at a meeting of shareholders. A holder of special stock will have such voting rights, if any, specified in the articles of incorporation and the Board of Directors resolution designating the applicable series of special stock, or by law. Voting on all matters will be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot will state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it will also state the name of such proxy.

         2.7 Vote Required. If a quorum is present, the vote of the holders of the majority of the shares outstanding and entitled to vote that are represented at the meeting will determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the articles of incorporation or by these by-laws.

         2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy will not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated herein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee will determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy will be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

         2.9 Presiding Officer. The Chairman of the Board (or another director or officer selected by the Board of Directors) will serve as the chairman of every shareholders' meeting unless some other person is elected by the shareholders to serve as chairman. The chairman of the meeting will appoint such persons as he deems required to assist with the meeting.

         2.10 Adjournments. The holders of the majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn any
meeting to reconvene at a specific time and place.   It will not be necessary
to give any notice of the reconvened meeting or of the business to be transacted if the time and place of the reconvened meeting are announced at the meeting that was adjourned.

         2.11 Action of Shareholders Without a Meeting. Any action required or allowed by the Georgia Business Corporation Code to be taken at a meeting of the shareholders (whether annual or special), may be taken without a meeting if written consent, setting forth the action to be taken, is signed by all shareholders entitled to vote with respect to the subject matter thereof. Such action may be taken without a meeting by less than unanimous written consent if and in the manner provided for in the articles of incorporation. If action is taken without a meeting by less than unanimous written consent, notice shall be given within ten (10) days of the taking of such action to those shareholders on the record date whose shares were not represented on the written consent.

         For purposes of written consent by the shareholders, the record date shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature. A consent given as provided in this Section 2.11 will have the same force and effect as a vote at a meeting of the shares represented on the executed consent called for the





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purpose of considering the action authorized. No consent will be effective as an approval of a plan of merger or consolidation unless in accordance with applicable provisions of the Georgia Business Corporation Code.

                                 ARTICLE THREE

                             The Board of Directors

         3.1 General Powers. The business and affairs of the Corporation will be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         3.2 Number, Election and Term of Office. The number of directors of the Corporation shall not be less than three (3) nor more than nine (9). The number of directors may be decreased (if there is more than one director) or increased from time to time by the Board of Directors by amendment of this by-law, but no decrease will have the effect of shortening the term of an incumbent director. Except as provided herein and in Section 3.4, the directors whose terms have expired will be elected at each annual meeting of the shareholders, or at a special meeting of shareholders called for purposes that include the election of directors. Election of directors shall be by a plurality of the shares voted at any meeting of the shareholders at which a quorum is present and voting. Subject to the provisions of Section 3.7 of the by-laws, each director, except in case of death, resignation, retirement, disqualification, or removal, will serve for a term of three (3) years, until the third succeeding meeting at which directors are elected and thereafter until his successor has been elected and has qualified.

         3.3 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the holders of two-thirds of all of the shares of common stock entitled to vote at an election of directors (unless applicable special stock provisions dictate otherwise). Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the un-expired term.





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         3.4 Vacancies. A vacancy occurring in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors or by the removal of a director, may be filled for the un-expired term and thereafter until the shareholders shall have elected a successor, by the vote of a majority of the directors remaining in office.

         3.5 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or of the shareholders. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

         3.6 Committees of the Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other standing or
ad hoc committees, each-consisting of two or more directors.   Except as
prohibited by law, each committee will have the authority set forth in the resolution establishing such committee.

         3.7 Classes of Directors. The Board of Directors shall consist of three classes of directors, each of which shall have as nearly equal a number of directors as possible. One class of directors shall be elected in each year. The initial Class I directors shall serve until the third succeeding annual shareholders' meeting. The initial Class II directors shall serve until the next annual shareholders' meeting. The initial Class III directors shall serve until the second succeeding annual shareholders' meeting. Commencing with the annual meeting to be held in 1990 and at each annual meeting thereafter, only the class of directors whose term expires at that annual meeting will be elected. Such directors will be elected for a term of three years and until their successors are elected and qualified.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

         4.1. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after each annual meeting of the shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to be held at regular intervals throughout the year.





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         4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two directors in office at that time.


         4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings or (if such notice does not set forth a meeting place) at the registered office of the Corporation.

         4.4 Notice of Meetings. No notice will be required for any scheduled regular meeting of the Board of Directors. Unless waived as provided in Section 5.2, if a special meeting has been called pursuant to Section 4.2, any officer or director will give notice to each director of the special meeting stating the date, time and place of the meeting. Such notice will be given either (a) by mailing a notice of the meeting not later than the fifth day immediately preceding the date of the meeting, or (b) by telephone, telegram, cablegram, telecommunication, teletype, facsimile transmission or personal delivery not later than the second day immediately preceding the date of the meeting.

         4.5 Quorum. At meetings of the Board of Directors, a majority of the directors then in office will constitute a quorum for the transaction of business. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum is present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.

         4.6 Vote Required for Action. The vote of a majority of the directors present and voting at the time of the vote, if a quorum is present at the time, will be the act of the Board of Directors, unless the vote of a greater number is required by the Georgia Business Corporation Code, the articles of incorporation or these by-laws.

         4.7 Participation by Conference Telephone. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can





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hear each other.  Participation in a meeting pursuant to this Section 4.7 will constitute presence in person at such meeting.

         4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any action that may -be taken at a meeting of a committee of directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the directors, or all the members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or the committee. Such consent will have the same force and effect as a unanimous vote of the Board of Directors or the committee.

         4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

                                  ARTICLE FIVE

                               Notice and Waiver

         5.1 Procedure. Whenever these Bylaws require notice to be given to any shareholder or director, the notice will be given as prescribed in Section 2.4 or 4.4, respectively. Whenever notice is given to a shareholder or director by mail, the notice will be sent first class mail (or other United States mail in the case of notices to shareholders if there are more than 500 shareholders entitled to vote and if the notice is mailed not less than 30 days before the meeting date) by depositing the notice in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the Corporation, and such notice will be deemed to have been given at the time it is deposited in the mail. Notice will be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency.

         5.2 Waiver. Notwithstanding Section 2.4 and 4.4, notice of a meeting need not be given to any person who signs a waiver of notice either before or after the meeting. Attendance at a meeting





                                      -7-
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will constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which the meeting has been called or convened, except where the person states, at the beginning of the meeting, any such objection or objections to the transaction of business.

                                  ARTICLE SIX

                                    Officers

         6.1 Offices. The officers of the Corporation will be a President, a Secretary and a Treasurer, each of whom will be elected or appointed by the Board of Directors. The Board of Directors may also elect or appoint a Chairman of the Board from among its members. The Board of Directors or the President may from time to time create-and establish the duties of other officers and elect or appoint other officers as it or he deems necessary for the efficient management of the Corporation, including one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         6.2 Term. Each officer will serve at the will of the Board of Directors (or the President, if the President appointed such officer) and until his successor has been elected and has qualified or until his earlier death, resignation, removal, retirement or disqualification.

         6.3 Compensation. The compensation of all officers of the Corporation will be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

         6.4 Removal. Any officer (regardless of how elected or appointed) may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; and any officer appointed by the President may be removed by the President whenever in his judgment the best interests of the Corporation will be served thereby. Removal will be without prejudice to the contract rights, if any, of the person removed.

         6.5 Chairman of the Board. The Chairman of the Board (if there be one) will call to order meetings of the shareholders and of the Board of Directors, and will act as chairman of such meetings





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(unless another person is selected under Section 2.9 to act as chairman). The
Chairman of the Board will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors.

         6.6 President. In the absence of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board, specified in these by-laws. The President shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

         6.7 Vice Presidents. The Vice President (if there be one) will, in the absence or disability of the President, or at the direction of the Chairman of the Board or the President, perform the duties and exercise the powers, whether such duties and powers are specified in these by-laws or otherwise, of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors, the Chairman of the Board, or the President will act in lieu of the President. Vice Presidents will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.

         6.8 Secretary. The Secretary will be responsible for keeping accurate records on the acts and proceedings of all meetings of shareholders, directors and committees of directors. The Secretary will have authority to give all notices required by law or these Bylaws. The Secretary will be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and will sign such instruments as may require the Secretary's signature. The Secretary will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.

         6.9 Treasurer. The Treasurer will be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer will cause full and true accounts of all receipts and disbursements to be maintained and will make such reports of the same to the Board of Directors and President upon request. The Treasurer will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.

         6.10 Assistant Secretaries and Assistant Treasurers. The Board of Directors and the President each may appoint one or more persons to serve as Assistant Secretary or Assistant Treasurer, or both. The Assistant Secretary and Assistant Treasurer (or if there be more than one of either such officer, the one so designated by the Board of Directors or the President) will, in the absence or disability, or at the direction, of the Secretary or the Treasurer, respectively, perform the duties and exercise the authority of those offices. Each Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation. Each Assistant Secretary and Assistant Treasurer will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.

         6.11 Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         6.11 Reimbursement by Officers. Any payment made to an officer of the Corporation, such as salary, commission, bonus, interest, rent or reimbursement of expenses incurred by him, that is disallowed in whole or in part as a deductible expense by the Internal Revenue Service, will be reimbursed by such officer to the Corporation to the full extent of such disallowance. It will be the duty of the Board of Directors to enforce payment of each such amount
disallowed.   In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the Corporation has been recovered.

                                 ARTICLE SEVEN

                                   Dividends

          Dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the corporation.

                                 ARTICLE EIGHT

                                     Shares

         8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation that may be issued and outstanding will be set forth from time to time in the articles of incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of any class of the Corporation's stock within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of incorporation or Georgia law.

         8.2 Share Certificates. The interest of each shareholder in the Corporation will be evidenced by a certificate or certificates representing shares of the Corporation which will be in such form as the Board of Directors may from time to time adopt. Share certificates will be consecutively numbered, will be in registered form, and will indicate the date of issue, and all such information will be entered on the Corporation's books. Each certificate will be signed by the Chairman of the Board, the President, or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer or officers who has signed or whose facsimile signatures has been placed upon a share certificate has ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures has been used thereon had not ceased to be such officer or officers.

         8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation will not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

         8.4 Transfers of Shares. Transfers of shares of the Corporation will be made in the share records of the Corporation only by the written direction of the person named in the certificate or by his attorney (authorized by duly executed power of attorney filed with the Secretary of the Corporation) or his legal representative (who will furnish proper evidence of authority to transfer such shares), and upon surrender of the certificate or certificates for such shares properly endorsed (or accompanied by a properly endorsed instrument of transfer) and subject to such other reasonable conditions and requirements as may be required by the Corporation. The Corporation shall maintain at its principal place of business or registered office a record of the names and addresses of its shareholders and the number of shares held by each.

         8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these by-laws, the Corporation is under a duty to register the transfer of its shares only if:

  (a) the share certificate is endorsed by the appropriate person or persons;

  (b) reasonable assurance is given that the endorsements are genuine and effective;

  (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty;

  (d) any applicable law relating to the collection of taxes has been complied with;

  (e) the transfer is in fact rightful or is to a bona fide purchaser; and

  (f) the transfer is in compliance with applicable provisions of state and federal securities laws and of any restrictive legends relating to such laws that appear on the share certificate.

         8.6 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed will make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and will, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         8.7 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         8.8 Record Date if None Fixed. Except as otherwise provided in these Bylaws, if no record date is fixed as provided in Section 8.7, then the record date for any determination of shareholders that may be proper or required by law will be: the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

                                  ARTICLE NINE

                           Related Party Transactions

         9.1 Interested Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or void-able solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

  (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or





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
  (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such shareholders; or

  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the shareholders.

      Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee thereof which authorizes the contract or transaction.

                                  ARTICLE TEN

                                Indemnification

      10.1 Indemnification of Directors. The Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that no indemnification shall be made in respect of expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which under applicable provisions of the Georgia Business Corporation Code as in effect from time to time, such indemnification may not be authorized by action of the shareholders or otherwise.

      10.2 Indemnification of Officers and Others. The Board of Directors shall have the power to cause the Corporation to provide to any person who is or was an officer, employee, or agent of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 10.1, 10.5 and 10.11 of this Article Ten (subject to the conditions, limitations and obligations specified therein), upon a resolution to that effect identifying such officer, employee or agent (by position or name) and specifying the particular rights provided, which may be





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
different for each officer, employee or agent identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Ten.

      10.3 Subsidiaries and Other Organizations. The Board of Directors shall have the power to cause the Corporation to provide to any person who is or was a director, officer, employee or agent of the Corporation who also is or was a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), or is or was serving at the Corporation's request in such a position with any other organization, all or any part of the right to indemnification and other rights of the type provided under Sections 10.1, 10.5 and 10.11 of this Article Ten (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, trustee, partner, employee or agent. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary or other organization (by name or other classification), and specifying the particular rights provided, which may be different for each of the directors, officers, trustees, employees, partners and agents identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Ten. As used in this Article Ten, "Subsidiary" shall mean (i) another corporation, joint venture, trust, partnership or Un-incorporated business association more than twenty percent (20%) of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the Corporation, or (ii) a nonprofit corporation which receives its principal financial support from the corporation or its subsidiaries.

      10.4 Determination. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in
Section 10.1 of this Article Ten, an Indemnified Person shall be entitled to indemnification as provided in such Section 10.1 unless a determination that such Indemnified Person is not entitled to such indemnification shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not seeking the benefits of such indemnification; or (ii) if such quorum is not obtainable, or, even if obtainable if





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
a quorum of such disinterested directors so directs, in a written opinion by independent legal counsel (which counsel may be the outside legal counsel regularly employed or retained by the Corporation); or (iii) if a quorum cannot be obtained under (i) above and in the absence of a written opinion by independent legal counsel, by majority vote or consent of a committee duly designated by the Board of Directors (in which designation interested 'directors may participate), consisting solely of one or more directors who are not seeking the benefit of such indemnification. Provided, however, that notwithstanding any determination pursuant to the preceding sentence, if such determination shall have been made at a time that the members of the Board of Directors, so serving when the events upon which such Indemnified Person's liability has been based occurred, no longer constitute a majority of the members of the Board of Directors, then such Indemnified Person shall nonetheless be entitled to indemnification as set forth in such Section 10.1 unless the Corporation shall carry the burden of proving, in an action before any court of competent jurisdiction, that such Indemnified Person is not entitled to indemnification.

         10.5 Advances. Expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 10.1 hereof (or in Section 10.3 hereof if applicable to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten (10) days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 10.5, together with a reasonable accounting of such expenses; provided, that the Indemnified Person shall undertake and agree to repay to the Corporation any advances made pursuant to this Section 10.5 if it shall be determined pursuant to Section 10.4 that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 10.5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 10.5 shall be unsecured and interest-free.

         10.6 Non-Exclusivity. The indemnification and advancement of expenses provided by or granted pursuant to this Article Ten shall





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
not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, resolution or agreement either specifically or in general terms approved by the affirmative vote of holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such by-law, resolution, or agreement would be placed before the shareholders, both as to action by a director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this
Section 10.6 by the Corporation with respect to circumstances as to which, under applicable provisions of the Georgia Corporation Business Code as in effect from time to time, indemnification may not be authorized by action of the shareholders or otherwise.

         10.7 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of a Subsidiary or of any other organization, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Ten.

         10.8 Notice. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid and the nature and status at the time of such payment of the litigation or threatened litigation.

         10.9 Security. The Corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article Ten, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Ten, as the Board of Directors deems appropriate.

         10.10 Amendment. Any amendment to this Article Ten which limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article Ten to the same extent as had such provisions continued as part of the by-laws of the Corporation without such amendment. This Section 10.10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person. The Board of Directors may not alter, amend or repeal any provision of this Article Ten in a manner that extends or enlarges the right of any person to indemnification or advancement of expenses hereunder, except with the approval of the holders of a majority of all the shares of capital stock of the Corporation entitled to vote thereon at a meeting called for such purpose.

         10.11 Agreements. The provisions of this Article Ten shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article Ten, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation indemnification rights substantially similar to those provided in this Article Ten.

         10.12 Continuing Benefits. The indemnification and advancement of expenses provided by or granted pursuant to this Article Ten shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         10.13 Successors. For purposes of this Article Ten, the terms "the Corporation" or "this Corporation" shall include any Corporation, joint venture, trust, partnership or un-incorporated business association which is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article Ten on the same terms and conditions and to the same extent as this Corporation.

         10.14 Severability. Each of the Sections of this Article Ten, and each of the clauses set forth therein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction such invalidity or un-enforceability shall in no way render invalid or unenforceable any other part thereof or any other separate Section or clause of this Article Ten which is not declared invalid or unenforceable.

         10.15 Additional Indemnification. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and officers to the full extent permitted by action of the Board of Directors without shareholder approval under the Georgia Business Corporation Code or other laws of the State of Georgia as in effect from time to time.

                                 ARTICLE ELEVEN

                                 Miscellaneous

         11.1 Inspection of Books and Records. The Board of Directors will have the power to determine which accounts, books and records of the Corporation will be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and will have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records that by law or by determination of the Board of Directors will be open to inspection.

         11.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

         11.3 Seal. The corporation seal will be in such form as the Board of Directors may from time to time determine.

                                 ARTICLE TWELVE

                                   Amendments

         12.1 Power to Amend by-laws. The Board of Directors may amend or repeal these by-laws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them will not be amended or repealed by the Board of Directors.

         12.1 Vote Required. Action taken by the shareholders with respect to bylaws will be taken by an affirmative vote of the holders of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws will be taken by an affirmative vote of a majority of all directors then holding office.





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